UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 6, 2004
Date of Report (Date of Earliest Event Reported)

GEVITY HR, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	0-22701	65-0735612

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 301 Boulevard West
Suite 202
Bradenton, Florida 34205
(Address of Principal Executive Offices and Zip Code)

(941) 741-4330
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     On March 26, 2004, Gevity HR, Inc. (“Gevity”) acquired the human resource outsourcing client portfolio of EPIX Holdings Corporation, a Delaware corporation (“EPIX”), and certain of its subsidiaries for a purchase price of $36.0 million. We filed a Current Report on Form 8-K dated April 9, 2004, to report this acquisition. References in this Current Report on Form 8-K/A and in the pages beginning on P-1 to “the company,” “Gevity,” “we,” “us,” “our” and “our company” refer to Gevity HR, Inc. and its consolidated subsidiaries unless otherwise specified.

     The Current Report on Form 8-K dated April 9, 2004 is hereby amended to include (i) the audited consolidated financial statements of EPIX at December 31, 2003 and for the year then ended together with the report thereon of KPMG LLP, and (ii) unaudited pro forma financial information based on the historical consolidated financial statements of Gevity and EPIX as of, and for the twelve months ended, December 31, 2003. This information was not available to us at the time we filed our Current Report on Form 8-K dated April 9, 2004.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)      Financial statements of EPIX.

                 See Index to Financial Statements on page F-1.

     (b)      Pro Forma financial information.

•	Introductory explanatory statement beginning on page P-1

•	Unaudited Pro Forma Combined Balance Sheet as of December 31, 2003, and notes thereto

•	Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 2003, and notes thereto

     (c)      Exhibits.

                 23.1     Independent Auditors’ Consent of KPMG LLP.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2004

GEVITY HR, INC.

By: Name: Title:	/s/ Gregory M. Nichols Gregory M. Nichols Senior Vice President and General Counsel

EPIX HOLDINGS CORPORATION AND SUBSIDIARIES

INDEPENDENT AUDITORS’ REPORT

Board of Directors
EPIX Holdings Corporation and Subsidiaries:

We have audited the accompanying consolidated balance sheet of EPIX Holdings Corporation (a Delaware corporation) and subsidiaries as of December 31, 2003, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EPIX Holdings Corporation and subsidiaries as of December 31, 2003, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 11, on March 26, 2004 the Company sold substantially all of its operations to Gevity HR, Inc.

KPMG LLP

Tampa, Florida
April 26, 2004

EPIX HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

December 31, 2003

Assets
Current assets:
Cash	$3,847,856
Cash internally restricted	17,695,983
Short-term investments and assets held in Rabbi trust	6,889,318
Accounts receivable, net	32,313,396
Short-term workers’ compensation receivable	9,445,730
Prepaid expenses and other current assets	2,154,239
Deferred tax asset	2,582,876

Total current assets	74,929,398
Long-term workers’ compensation receivable	4,379,311
Property and equipment, net	11,982,075
Other assets	365,265
Goodwill, net	20,239,980

Total assets	$111,896,029

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,026,745
Accrued expenses	34,769,241
Accrued payroll, taxes and other deductions	33,147,200
Amounts due to shareholders	786,000
Notes and accrued interest payable to stockholders	11,882,806
Current portion — capital lease obligations	244,391

Total current liabilities	81,856,383

Long-term liabilities:
Capital lease obligations, less current portion	174,962
Other long-term liabilities	5,964,033

Total long-term liabilities	6,138,995

Total liabilities	87,995,378

Commitments and contingencies (notes 4, 10, and 11)
Series D convertible redeemable preferred stock, $1,000 par value ($12,000,000 liquidation preference); authorized, issued and outstanding 12,000 shares, including accumulated dividends of $1,933,150	13,933,150
8% mandatorily redeemable convertible series preferred stock; $1 par value. Authorized 6,000,000 shares; issued and outstanding 0 shares	—

13,933,150

Stockholders’ equity:
Preferred stock (series C), issued and outstanding 1,281,500 shares	1,281,500
13% cumulative junior series preferred stock; issued and outstanding 2,150,893 shares, including	34,663,760
accumulated dividends of $13,949,941
Common stock, $1 par value. Authorized 20,000,000 shares; issued and outstanding 6,281,787 shares	6,281,787
Additional paid-in capital	6,162,176
Accumulated deficit	(37,692,792)
Less:
Notes receivable from stockholders	(450,723)
Treasury stock, 3,220,283 shares at cost	(278,207)

Total stockholders’ equity	9,967,501

Total liabilities and stockholders’ equity	$111,896,029

See accompanying notes to consolidated financial statements.

EPIX HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

Year ended December 31, 2003

Revenues	$137,142,235
Costs of service	94,884,300

Gross profit	42,257,935
Selling, general, and administrative expenses	39,780,891

Operating income	2,477,044

Other income (expense):
Interest income	186,093
Interest expense	(2,086,621)
Other expense, net	(1,243,350)

Total other income (expense)	(3,143,878)

Loss before income taxes	(666,834)
Income taxes	210,000

Net loss	$(876,834)

See accompanying notes to consolidated financial statements.

EPIX HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

Year ended December 31, 2003

	Series C preferred		13% cumulative junior									Total
	stock		series preferred stock		Common stock		Additional		Receivable	Treasury stock		stockholders’
							paid-in	Accumulated	from			equity
	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	stockholders	Shares	Amount	(deficit)

Balance, December 31, 2002	1,281,500	$1,281,500	3,145,100	$37,480,258	6,281,787	$6,281,787	$6,162,176	$(54,436,021)	$(739,013)	5,000	$(32,993)	$(4,002,306)
Net loss	—	—	—	—	—	—	—	(876,834)	—	—	—	(876,834)
Settlement of notes receivable from shareholders	—	—	—	—	—	—	—	—	284,651	72,090	(284,651)	—
Payments received on notes receivable from stockholders	—	—	—	—	—	—	—	—	3,639	—	—	3,639
Settlement agreement with shareholders to purchase equity interests	—	—	—	—	—	—	—	—	—	4,837,400	(3)	(3)
Acquisition and retirement of equity interests acquired in settlement agreements	—	—	—	—	—	—	—	16,905,141	—	(700,000)	1	16,905,142
Acquisition and retirement of 13% cumulative junior series preferred stock	—	—	(994,207)	(6,623,890)	—	—	—	6,584,451	—	(994,207)	39,439	—
Dividends on preferred stock	—	—	—	3,807,392	—	—	—	(5,869,529)	—	—	—	(2,062,137)

Balance, December 31, 2003	1,281,500	$1,281,500	2,150,893	$34,663,760	6,281,787	$6,281,787	$6,162,176	$(37,692,792)	$(450,723)	3,220,283	$(278,207)	$9,967,501

See accompanying notes to the consolidated financial statements.

EPIX HOLDINGS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

Year ended December 31, 2003

Cash flows from operating activities:
Net loss	$(876,834)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	3,736,858
Provision for bad debts	481,202
Decrease (increase) in:
Accounts receivable, net	209,946
Workers’ compensation receivable	(6,446,055)
Prepaid expenses and other current assets	(472,177)
Other assets	8,825
(Decrease) increase in:
Accounts payable	(5,261,718)
Accrued expenses	2,615,380
Accrued payroll taxes and other deductions	84,882
Other long-term liabilities	(1,242,517)

Net cash used in operating activities	(7,162,208)

Cash flows from investing activities:
Purchases of property and equipment	(1,166,832)
Increase in investments	(2,049,154)

Net cash used in investing activities	(3,215,986)

Cash flows from financing activities:
Proceeds from issuance of Series D convertible redeemable preferred stock	786,234
Settlement agreement with shareholders	3
Payment received on notes receivable from stockholder	3,639
Proceeds from issuance of notes payable to stockholders	1,476,779
Principal payments on capital lease obligations	(228,461)

Net cash provided by financing activities	2,038,194

Net decrease in cash and cash equivalents	(8,340,000)
Cash and cash equivalents, beginning of year	29,883,839

Cash and cash equivalents, end of year	$21,543,839

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$—
Income taxes	337,538
Supplemental disclosures of noncash investing and financing activities:
Dividends on Series D convertible redeemable preferred stock	$1,933,150
Dividends on Series D convertible redeemable preferred stock	128,987
Dividends on 13% cumulative junior series preferred stock	3,807,392
Settlement of notes receivable in exchange for treasury stock	284,651

See accompanying notes to consolidated financial statements.

EPIX HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2003

1.	Summary of Significant Accounting Policies

      Nature of Operations — EPIX Holdings Corporation and subsidiaries (collectively, EPIX or the Company), is a Delaware corporation headquartered in Tampa, Florida. EPIX’s wholly owned subsidiaries provide professional employer services (PEO) to a variety of professional, retail, commercial, and industrial firms, and operates in one business segment. The Company’s PEO services offer a variety of human resource services including payroll services, various employer’s insurance coverages, employee benefits, and compliance monitoring services to its client companies. For these services, the Company is paid a fee, which includes all payroll costs and benefit costs, plus a markup (see Note 11).

      The Company’s customers are primarily located in Florida, Texas, Georgia, New York, and New Jersey. No single customer accounted for more than 5% of the Company’s revenues in 2003.

      Basis of Presentation and Principles of Consolidation — The consolidated financial statements include the financial statements of EPIX and its wholly owned subsidiaries, EPIX I, Inc., EPIX II, Inc., EPIX Wholesale, Inc., and EPIX Retail, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

      Cash Internally Restricted — The Company segregates cash held into separate bank accounts for 1) employee and employer federal and state income tax, and unemployment tax, FICA tax; 2) retirement deductions and contributions; and 3) medical and voluntary insurance premiums. Such cash is internally restricted for timely payments on payroll related liabilities.

      Cash Equivalents and Investments — The Company considers certificates of deposit and all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. Certificates of deposit or highly liquid debt instruments with maturities greater than three months are classified as Investments.

      Investments consist of equity securities classified as trading. Trading securities bought and held principally for the purpose of selling them in the near term are recorded at fair value. Unrealized gains and losses on trading securities are included as a component of earnings in the accompanying consolidated statements of operations.

      Property and Equipment — Property and equipment is recorded at cost. Depreciation is calculated on a straight-line basis over the estimated lives of the assets as follows:

Estimated useful
lives

Furniture and fixtures	10 years
Equipment	3 – 5 years
Purchased and developed software	3 – 7 years
Vehicles	5 years
Leasehold improvements	Shorter of useful life or lease term

      The carrying value of property and equipment is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

EPIX HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

      Software Development Costs — Software development costs are accounted for in accordance with Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. All costs incurred prior to the development stage of a software product created or obtained for internal use are charged to research and development expense as incurred. The development stage of a computer software product begins once the design of the product is created, inclusive of software configuration and software interfaces. The development stage also includes coding, installation of software onto hardware and testing. Costs incurred during the development stage are capitalized and are amortized on a straight-line basis over 3 to 7 years once the product is substantially complete and ready for its intended use. Costs of training and maintenance are charged to expense when the costs are incurred. Such capitalized costs are reported at the lower of unamortized cost or net realizable value and are included in property and equipment in the accompanying consolidated balance sheets. The Company capitalized approximately $813,755 of software development costs and recorded amortization of approximately $2,717,302 for the year ended December 31, 2003.

      Other Assets — Other assets consist primarily of long-term security, rental, and miscellaneous deposits.

      Goodwill — Goodwill represents the excess of the purchase price of an acquired company over the fair market value of its net assets. Goodwill is tested for impairment at least annually, and more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent the carrying amount exceeds the asset’s fair value. There was no goodwill impairment for the year ended December 31, 2003.

      Accrued Workers’ Compensation Costs — The Company is responsible for the first $2,500,000 of claim costs per occurrence covering annual periods beginning September 1, 2002 and September 1, 2003. For periods prior to September 1, 2002, the Company’s workers’ compensation program included various programs with various deductible levels. The program is fully funded based on development loss factors plus administrative fees, which are paid monthly. The differences between cash paid and expected unpaid losses by policy period are included in short-term and long-term workers’ compensation receivable and accrued expenses and other long-term liabilities, as appropriate, in the accompanying consolidated balance sheet.

      Other Long-Term Liabilities — Other long-term liabilities consist primarily of estimates made for noncurrent assessments, claims, income tax audits, and other obligations.

      Income Taxes — The Company accounts for income taxes using the provisions of SFAS No. 109, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      Stock-based Compensation — In December 2002, the Financial Accounting Standards Board issued SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS No. 123. This statement provides alternative methods of transition for a voluntary change to the fair-value based method of accounting for stock-based employee compensation. This statement also amends the disclosure requirements of SFAS No. 123, Accounting for Stock-Based Compensation and Accounting Principle Board Opinion No. 28, Interim Financial Reporting, to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company implemented the disclosure requirements of SFAS No. 148 effective January 1, 2003.

EPIX HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

      Revenue Recognition — The Company’s revenue consists of service fees and other costs including the employer portion of benefit premiums, workers’ compensation insurance premiums, state employer taxes, and local employer taxes.

      The Company reports revenues based on the criteria established by Emerging Issues Task Force No. 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent. As a result, the “pass through” amounts consisting of gross labor costs and statutory taxes are no longer included as components of revenues or costs of service.

      The Company determined that this method in reporting better recognizes the business substance of the transactions between the Company and its clients. The Company accounts for service fees and the related direct payroll costs using the accrual method. Under the accrual method, service fees relating to worksite employees with earned but unpaid wages at the end of each period are recognized as unbilled revenues and the related direct payroll costs for such wages are accrued as a liability during the period in which wages are earned by the worksite employee. Subsequent to the end of each period, such wages are paid and the related service fees are billed. Unbilled revenues are included in accounts receivable, net in the accompanying balance sheets.

      Notes Receivable From Stockholders — Notes receivable from stockholders represent loans provided to certain members of management and are reflected as a reduction in stockholders’ equity in the accompanying consolidated balance sheet. The proceeds of the loans were used to purchase shares of common and preferred stock of the Company. The notes bear interest at prime (4.0% as of December 31, 2003) and are due upon the earlier of termination of employment or on the fifth anniversary of the note. However, one-fourth of the amount of any bonus due to members of management with loans are deducted as loan repayment. During the year ended December 31, 2003, certain of these notes were amended with the related shares tendered back to the Company.

      Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Recently Issued Accounting Pronouncements — In December 2003, the FASB issued FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and accordingly should consolidate the entity. FIN 46R replaces FASB Interpretation No. 46, Consolidation of Variable Interest Entities, which was issued in January 2003. The Company will be required to apply FIN 46R to variable interests in VIEs created after December 31, 2003. For variable interests in VIEs created before January 1, 2004, the Interpretation will be applied beginning on January 1, 2005. For any VIEs that must be consolidated under FIN 46R that were created before January 1, 2004, the assets, liabilities and noncontrolling interests of the VIE initially would be measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liabilities and noncontrolling interest of the VIE. The Company has evaluated the provisions of this interpretation and believes that it does not have a material impact on the Company’s consolidated financial statements.

EPIX HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

      FASB Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, was issued in May 2003. This Statement establishes standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The Statement also includes required disclosures for financial instruments within its scope. The Statement is effective for financial instruments entered into or modified after May 31, 2003 and otherwise will be effective as of January 1, 2004, except for certain mandatorily redeemable financial instruments. For certain mandatorily redeemable financial instruments, the Statement will be effective for the Company on January 1, 2005. The effective date has been deferred indefinitely for certain other types of mandatorily redeemable financial instruments. The Company has evaluated the provisions of this statement and determined that it does not have a material impact on the Company’s consolidated financial statements.

      Reclassifications — Certain 2002 amounts have been reclassified to conform with the 2003 presentation.

2.	Accounts Receivable and Revenues

      Accounts receivable, net consisted of the following as of December 31, 2003:

Trade accounts receivable	$2,209,923
Unbilled accounts receivable	30,904,694

33,114,617
Less allowance for doubtful accounts	(801,221)

$32,313,396

      Revenues consisted of the following for the year ended December 31, 2003:

Gross billings	$1,555,630,330
Less pass through amounts	(1,418,488,095)

Revenues	$137,142,235

3.	Property and Equipment

      Property and equipment, net consisted of the following as of December 31, 2003:

Furniture and fixtures	1,836,135
Equipment	5,023,865
Purchased and developed software	$16,043,640
Vehicles	194,446
Leasehold improvements	1,085,520

24,183,606
Less accumulated depreciation	(12,201,531)

$11,982,075

      Depreciation expense for the year ended December 31, 2003 was $3,736,858.

EPIX HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

4.	Notes Payable and Amounts Due to Stockholders

      Prior to 2003, the Company entered into a Bridge Note (the Note) with stockholders of the Company for an amount not to exceed $37,000,000. Simultaneously with the execution of the Note, the stockholders provided two $7,500,000 letters-of-credit issued by Bank of America and Wells Fargo on behalf of the Company to the Company’s workers’ compensation insurance carrier. On February 24, 2003, the outstanding principal and interest on the Note of $22,903,288 was exchanged for 12,000 shares of Series D Preferred Stock, par value $1 per share, totaling $12,000,000 (Series D), which rank prior to all existing preferred stock of the Company, and a term loan (the Loan) totaling $10,903,288. The Series D accrues dividends at 20% per annum, payable quarterly, beginning September 30, 2003, contingent upon available cash flows. There were no outstanding advances under these letters-of-credit as of December 31, 2003.

      The Loan accrues interest compounding monthly at a rate of 10% per annum and is payable at maturity. The Loan is secured by a security interest in all of the property and assets of the Company. During the fourth quarter of 2003, the Company did not meet the quarterly EBITDA covenant of the Loan. Under the provisions of the Loan, noncompliance allows the note to be called on demand by the lenders, as well as increasing the interest rate to 12% per annum following the covenant violation. Accordingly, the outstanding principal and interest balance of $11,882,806 is classified as current in the accompanying consolidated balance sheet. Principal and accrued interest on the Loan is due on February 24, 2005, however, subsequent to December 31, 2003, the Loan was repaid in full (see Note 11).

      In addition, certain stockholders have advanced the Company $786,000 in a short-term borrowing which bears interest at the rate of 10% per annum.

5.	Line of Credit

      The Company has available a $3,650,000 revolving line of credit (LOC) with a financial institution. Outstanding balances under the LOC require monthly payments of interest at floating LIBOR plus 2.5% (3.96% at December 31, 2003), with the outstanding principal due on June 30, 2004. The LOC is collateralized by substantially all of the tangible assets of the Company and contains certain restrictive covenants which, among other things, limits the level of indebtedness and dividend distributions, restricts certain types of investments, and requires maintenance of a minimum level of tangible net worth as defined in the LOC. The LOC is restricted for the purpose of providing collateral for certain letters of credit if drawn upon. As of December 31, 2003, there were no outstanding balances on the LOC or letters of credit.

EPIX HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

6.	Income Taxes

      The income tax provision consists of the following for the year ended December 31, 2003:

Current:
Federal	$—
State	210,000

210,000

Deferred:
Federal	—
State	—

—

Income tax provision	$210,000

      The net deferred tax asset consisted of the following at December 31, 2003:

Deferred tax assets:
Allowance for doubtful accounts	$320,488
Accrued expenses	8,446,255
Unused capital losses	88,296
Net operating loss (NOL) carryforwards	4,169,785
Goodwill	207,865
AMT tax credit carryforwards	163,754
FICA tax credit carryforwards	3,451,105

16,847,548
Less valuation allowance	(11,861,205)

Net deferred tax assets	4,986,343

Deferred tax liabilities:
Depreciation	(2,403,467)

Total deferred tax liabilities	(2,403,467)

Net deferred tax asset	$2,582,876

      The actual tax expense (benefit) for the year ended December 31, 2003 differs from the “expected” tax expense (benefit) (computed by applying the U.S. Federal corporate tax rate of 34%) as follows:

Computed “expected” tax expense (benefit)	$(226,723)
State income taxes, less federal benefit	218,845
Change in valuation allowance	391,470
Tax credits	(198,000)
Other, net	24,408

$210,000

      A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized. The Company has established a valuation allowance for a portion of deferred tax assets as of December 31, 2003, due to the uncertainty of the future realization of the deferred tax asset. Based on current taxable income and projections for future taxable income over the period in which the Company’s deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of its remaining deferred tax assets, net of the valuation allowance. The decrease in the valuation allowance was $391,470 for the year ended December 31, 2003. The Company has NOL carryforwards for federal tax purposes of approximately $9,500,000 which are available to offset future income and expire during the years 2011 through 2022.

EPIX HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

7.	Options and Warrants to Purchase Common Stock

      On December 31, 1998, various warrant agreements were issued (the 1998 Plan). The 1998 Plan allowed for the issuance of three classes of warrants: 1) Time Warrants, 2) Value Warrants and 3) Super Value Warrants. During 1998, 235,000, 610,000 and 570,000 shares of Time Warrants, Value Warrants, and Super Value Warrants, respectively, were approved for granting under the 1998 Plan. All warrants are granted at the discretion of the board of directors and are exercisable for shares of unissued common stock. The Time Warrants vest ratably over 5 years. The Value Warrants vest at the earlier of the ninth anniversary of the grant date or the date (if any) on or prior to December 31, 2003, that the designated share value as defined of common stock equals or exceeds $26.39 per share. The Super Value Warrants vest at the earlier of the ninth anniversary of the grant date or the date (if any) on or prior to December 31, 2004, that the designated share value, as defined, of common stock equals or exceeds $65.99 per share. No warrants under the 1998 Plan were granted during 2003.

      During 1999, the 1999 Stock Option Plan (the 1999 Plan) was adopted. The 1999 Plan, as amended, allows for the issuance of 562,000 shares of common stock of the Company. Options are granted at the discretion of the Administrator and are exercisable for shares of unissued common stock, or for shares of issued common stock reacquired and held as treasury shares, or a combination thereof. The options vest in accordance with the 1999 Plan and terms established by the Administrator in each option agreement granted. Options issued under this plan either vest ratably over 5 years, or vest at the earlier of the ninth anniversary of the grant date or the date (if any) on or prior to December 31, 2003, in which the designated share value, as defined, of common stock equal or exceeds $26.39 per share. Officers, other employees, advisors and consultants, or persons expected to become such, are eligible for participation in the 1999 Plan. No options under the 1999 Plan were granted during 2003.

      The Company uses APB Opinion No. 25, Accounting for Stock-Based Compensation, and the related interpretations to account for the 1998 Plan and the 1999 Plan (collectively, the Plans). No compensation cost has been recognized under the Plans, as the option and warrant prices have been greater than or equal to the estimate of fair value of the common stock on the applicable measurement date for all options and warrants issued. The fair value of options and warrants granted under the Plans have been estimated as of the grant date, using the Black-Scholes pricing model using the following weighted average assumptions: risk free interest rate of 4.00%; expected life of 10 years; no expected dividends; and expected volatility of 0%.

      Had compensation cost relating to the Plans been determined based upon the fair value at the grant date for awards under the Plans consistent with the method described in SFAS 123, the Company’s net (loss) for the year ended December 31, 2003, would have been as follows:

Net loss, as reported	$(876,834)
Less employee compensation for stock option program, net of tax effect	(110,944)

Net loss, pro forma	$(987,778)

EPIX HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

      Combined option and warrant activity for the Plans for the year ended December 31, 2003, is as follows:

				Weighted
			Weighted	average
			average	remaining
	Number of	Range of	exercise	contractual
	shares	exercise prices	price	life (years)

Outstanding at December 31, 2002	821,904		$8.91	8.32
2003 activity:
Granted	—	—	—
Exercised	—	—	—
Canceled	(231,024)	$6.60 - 10.98	8.50

Outstanding at December 31, 2003	590,880		8.97	5.66

      The Company expects that approximately 100% of the outstanding options and warrants at December 31, 2003 will eventually be forfeited. As of December 31, 2003, there were 158,298 exercisable options outstanding with a weighted average exercise price of $8.97. As of December 31, 2003, a total of 160,096 authorized shares remain available for granting under the 1999 Plan.

8.	Employee Benefit Plans

      The Company established a 401(k) plan in 1998, which covers eligible employees. Under the plan, employees may elect to defer up to 15% of their salary, subject to the Internal Revenue Service (IRS) limits. For eligible corporate employees, the Company makes matching contributions of 50% of employee contributions, not to exceed 6% of employee salaries. Total contributions were approximately $214,000 for the year ended December 31, 2003, and are included in selling, general, and administrative expenses in the accompanying consolidated statement of operations.

      The Company also maintains a nonqualified deferred compensation plan under Section 402 of the Internal Revenue Code (IRC). Under this plan, eligible executive employees may elect to defer up to 50% of their annual salary and 100% of their bonuses. The Company makes no matching contributions under this plan. All plan assets are held in a fully funded Rabbi trust. The assets held by the Rabbi trust are trading securities and are included in short-term investments and assets held in Rabbi trust in the accompanying consolidated balance sheet. The deferred compensation obligation is included in accrued expenses in the accompanying consolidated balance sheet and is adjusted, as necessary. As of December 31, 2003, the assets in the Rabbi trust and the corresponding liability were $6,222,518.

9.	Stockholders’ Equity

      Each holder of the Company’s common stock has one vote for each share of common stock owned (the Common Stock). Holders of Common Stock may receive dividends at the discretion of the Company, notwithstanding payment of dividends to the holders of preferred stock. The Company has various issues of preferred stock outstanding, including (a) 700,000 shares of 8% mandatorily redeemable convertible series preferred stock (the 8% Preferred Stock), (b) 1,281,500 shares of Series C Convertible Preferred Stock (Series C Preferred Stock), (c) 3,145,000 shares of 13% cumulative junior series preferred stock (the 13% Junior Preferred Stock), and (d) Series D mandatorily redeemable convertible preferred stock (issued on February 24, 2003) (the Series D Preferred Stock). As specified in the certificate of incorporation, in the event of liquidation, dissolution, or winding up, the liquidation preference occurs in the following order: Series D Preferred Stock, 8% Preferred Stock, Series C Preferred Stock, 13% Junior Preferred Stock and Common Stock (see Note 11).

EPIX HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

      Holders of 8% Preferred Stock vote together with the holders of common stock in the election of directors, but have no other voting rights. The 8% Preferred Stock shall, with respect to rights on liquidation, dissolution or winding up, rank prior to the common stock. The terms of the 8% Preferred Stock stipulate that the holders shall receive cumulative dividends at an annual rate equal to 8% of the predetermined redemption price (as defined), accruing semiannually and payable as defined in the certificate of incorporation. In accordance with the settlement agreements, during 2003, the Company purchased all outstanding shares of the 8% Preferred Stock, including accumulated dividends, for $1 and retired the shares.

      Holders of the Series C Preferred Stock vote together with the holders of Common Stock on all matters upon which holders of Common Stock have the right to vote. Holders of the Series C Preferred Stock may share in dividends declared and payable to holders of Common Stock on a pro rata basis. The Company requires the consent of the holders of more than 50% of the shares of outstanding Series C Preferred Stock to enact certain Company changes (as defined) which include, but are not limited to, the increase of the number of authorized shares of 8% Preferred Stock or Series C Preferred Stock; the creation, designation or issuance of capital stock with a liquidation preference prior to the Series C Preferred Stock or amendment of the certificate of incorporation. At the option of the holder, each share of Series C Preferred Stock can be converted into shares of common stock (as defined).

      Holders of the 13% Junior Series Preferred Stock vote together with the holders of common stock in the election of directors, but have no other voting rights. The terms of the 13% Junior Preferred Stock stipulate that the holders shall receive cumulative dividends at an annual rate equal to 13% of the sum of the junior liquidation preference (as defined) plus all accumulated unpaid dividends on the 13% Junior Preferred Stock. These dividends accrue semi-annually and are payable as defined in the certificate of incorporation. Holders of the 13% Junior Preferred Stock have the right to convert their shares into shares of Common Stock, as defined in the certificate of incorporation. As of December 31, 2003, there were approximately $13,949,941 of accumulated dividends on the 13% Junior Preferred Stock. In accordance with the settlement agreements, during 2003 the Company purchased 994,207 outstanding shares of the 13% Junior Preferred Stock, including accumulated dividends, for $39,439 and retired the shares.

      Holders of Series D Preferred Stock vote together with the holders of common stock on all matters upon which holders of Common Stock have the right to vote. The Company requires the consent of the holders of more than 75% of the shares of outstanding Series D Preferred Stock to enact certain Company changes (as defined) which include, but are not limited to, the increase of the number of authorized shares Series D Preferred Stock; the creation, designation or issuance of capital stock with a liquidation preference prior to the Series D Preferred Stock or amendment of the certificate of incorporation. The terms of the Series D Preferred Stock stipulate that the holders shall receive quarterly dividend payments out of funds legally available at a rate of 22% per annum during a Breach Period (as defined) and 20% per annum at anytime other than during a Breach Period. At the option of the holder, each share of Series D Preferred Stock can be converted into shares of Common Stock (as defined in the certificate of designations). On February 21, 2005 (the maturity date), the Company is required to redeem all of the outstanding Series D Preferred Stock for $1,000 per outstanding share plus accumulated unpaid dividends (the redemption price). However, in the event of a liquidation (as defined), the liquidation value would be $41,799,450. If the funds of the Company are insufficient to pay the redemption price on the maturity date, the Company shall use all reasonable best efforts as expeditiously as possible to eliminate any and all restrictions that prevented the Company from paying the redemption price. As of December 31, 2003, there were $1,933,150 of accumulated dividends on the Series D Preferred Stock.

      During 2003, the Company and certain of its stockholders entered into agreements to sell their interests in the Company and to terminate their status as shareholders of the Company (the Settlement Agreements). In connection with the Settlement Agreements, the Company purchased all Common Stock and preferred interests held by the stockholders for $3.

EPIX HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

10.	Commitments and Contingencies

      Lease Obligations — The Company leases furniture and equipment under capital leases and office space for several office locations under noncancelable operating leases. Future minimum lease payments under noncancelable capital and operating leases as of December 31, 2003, were as follows:

	Capital	Operating
	leases	leases

Year ending December 31:
2004	$311,298	$1,473,522
2005	207,188	1,061,242
2006	12,661	980,543
2007	—	967,027
2008	—	949,051
Thereafter	—	2,847,153

Total minimum lease payments	531,147	$8,278,538

Less amount representing interest and executory costs	111,794

Present value of net minimum lease payments	419,353
Less current portion of capital lease obligations	244,391

Present value of net minimum lease payments	$174,962

      Total rent expense was approximately $2,110,000 for the year ended December 31, 2003, and is included in selling, general, and administrative expenses in the accompanying consolidated statement of operations.

      Legal Matters — On February 17, 2004, a former director and officer of the Company filed an action in the Supreme Court of the State of New York, County of New York against the Company and eight other named defendants. The action claims alleged fraud, negligent misrepresentation, and breach of fiduciary duty. In the opinion of management, this action is without merit and the ultimate disposition of this matter will not have a material adverse effect on the Company’s consolidated financial position, results of operations, or liquidity.

      The Company is also involved in various claims and legal actions arising in the ordinary course of business. The Company has recorded estimated accruals for these potential liabilities. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations, or liquidity.

      Workers’ Compensation — The Company has participated in various workers’ compensation programs over the past several years, which include guaranteed cost and high deductible programs. Management has recorded liabilities for the ultimate settlement under these arrangements based on current claims and actuarial data. Management believes the ultimate determination of open years will not have an adverse effect on the Company’s financial position.

EPIX HOLDINGS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

December 31, 2003

11.	Subsequent Event

      On March 26, 2004, the Company sold substantially all of the operations of its professional employer organization (PEO) services consisting of all its client services agreements including the related health insurance contracts and employee benefit plans for $36,000,000 to Gevity HR, Inc. Subsequent to the sale, the Company intends to discontinue its operations. As part of the wind-down of its operations, the Company repaid the entire outstanding principal and interest on the Loan in the amount of $12,165,564 from proceeds of the sale.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

      The following unaudited pro forma financial information is based on the historical consolidated financial statements of Gevity and EPIX as of, and for the twelve months ended, December 31, 2003. The unaudited pro forma combined balance sheet as of December 31, 2003 gives effect to the EPIX acquisition as if it had occurred on December 31, 2003. The unaudited pro forma combined statement of operations for the twelve months ended December 31, 2003 gives effect to the EPIX acquisition as if it had occurred on January 1, 2003.

      On March 26, 2004, we acquired the human resources outsourcing portfolio of EPIX through an assignment of EPIX client service agreements to us. The purchase price for the acquired assets was $36.0 million. Of this amount, $2.5 million was placed in an escrow account as security for certain indemnification obligations of EPIX under the asset purchase agreement between EPIX and us. We did not assume any obligations of EPIX other than obligations under the assigned client service agreements and certain employee benefit plans. Amounts held in the escrow account may be used by us under certain circumstances to reimburse or compensate us for adverse consequences resulting from a breach by EPIX of certain representations and warranties in the asset purchase agreement or issues related to any assumed employee benefit plan that result from any action or failure to act on the part of EPIX prior to the closing date of the transaction. Escrow funds remaining, if any, will be released to EPIX on March 26, 2005 (up to $1.25 million plus investment income earned) with the remaining amount, if any, released to EPIX on March 26, 2006. For a more detailed description of the EPIX acquisition, see our Current Report on Form 8-K dated April 9, 2004.

      This unaudited pro forma financial information is presented for informational purposes only and does not purport to represent what our results of operations or financial position would actually have been had the EPIX acquisition in fact occurred on the assumed dates, nor does the information purport to project our results of operations for any future period or our financial position at any future date. In particular, the unaudited pro forma financial information does not reflect the adjustments to EPIX’s historical revenues, cost of services (including cost of services relating to workers’ compensation insurance programs), salaries, wages and commissions and other general and administrative expenses discussed in the second following paragraph. In the event that any such adjustments were reflected in the unaudited pro forma financial information, such information would have been materially different from that set forth in this section. All pro forma adjustments are based on preliminary estimates and assumptions and our actual results of operations and financial condition could differ materially from this unaudited pro forma financial information following the completion of the conversion of the EPIX clients and client employees into our systems.

      Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with this unaudited pro forma financial information. Once we have completed the valuation study necessary to finalize the required purchase price allocation, the unaudited pro forma financial information may be subject to adjustment. Such adjustment may result in changes to the unaudited pro forma combined balance sheet and the unaudited pro forma combined statement of operations to reflect, among other things, the final allocation of the purchase price. There can be no assurance that such changes, if any, will not be material.

      In reviewing the unaudited pro forma combined statement of operations you should note the following:

•	The EPIX client and client employee base that we acquired in the EPIX acquisition was significantly smaller than the EPIX client and client employee base both at the beginning and at the end of 2003. As a result, the revenues and cost of services, including costs relating to employee benefit plans of EPIX, shown on the historical financial statements of EPIX are materially different from those that we would expect to generate or incur, as applicable, based on the EPIX client portfolio acquired by us. Given that (i) EPIX’s client and client employee base changed materially from the beginning of 2003 to the end of 2003, (ii) clients and client employees included in the EPIX client portfolio that we acquired may not have been included in the historical financial statements of EPIX for the entire year of 2003 or at all, and (iii) EPIX managed its client and client employee base in 2003 as one portfolio, we do not have adequate factual support to adjust EPIX’s historical revenues and cost of services for 2003 to reflect the client portfolio that we acquired in the EPIX acquisition.

•	In addition, with respect to cost of services, our company and EPIX had different workers’ compensation insurance programs during the twelve months ended December 31, 2003. Our workers’ compensation insurance policy had individual stop loss coverage at $1.0 million per occurrence while EPIX’s workers’ compensation insurance policy had individual stop loss coverage at $2.5 million per occurrence. These differences in individual stop loss coverage result in different actual costs of workers’ compensation insurance because they affect both the amount of the premiums paid, as well as estimates of losses and claims not covered by the insurance for which premiums have been paid. Effective upon the EPIX acquisition, the former EPIX client employees were included in our workers’ compensation insurance program. For the same reasons for which we have been unable to adjust EPIX’s historical revenues and cost of services for 2003, we have also not been able to make any pro forma adjustments to reflect the difference in workers’ compensation insurance programs.

•	In connection with the EPIX acquisition, approximately 50 internal employees of EPIX have accepted permanent employment with us. In addition, approximately 110 internal employees of EPIX will remain with us for a transitional period of 90 days from the date of the EPIX acquisition. At the time the EPIX acquisition was consummated, EPIX had approximately 280 internal employees, which was fewer than the average number of EPIX’s internal employees during 2003. Since we have not adjusted EPIX’s historical revenues, as discussed above, we have also opted not to adjust EPIX’s historical salaries, wages and commissions and other general and administrative expenses, so as to maintain the relationship between historical revenues and those operating expenses.

      The EPIX acquisition will be accounted for, and is presented in the pro forma financial information, under the purchase method of accounting prescribed in Statement of Financial Accounting Standards (“SFAS”) No. 141 “Business Combinations,” with intangible assets recorded in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets.” The purchase price, including transaction-related fees, has been allocated to the tangible and identifiable intangible assets of EPIX acquired by us in the EPIX acquisition, based upon our preliminary estimates of fair value.

      The unaudited pro forma financial information should be read in conjunction with the other financial information contained in this Current Report on Form 8-K. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and our consolidated financial statements, related notes thereto and other financial information included in our Annual Report on Form 10-K for the year ended December 31, 2003.

GEVITY HR, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of December 31, 2003
(in $000’s, except share and per share data)

	Historical			Pro Forma Adjustments

	Gevity	EPIX		Disposition(a)		EPIX Acquisition		Pro Forma Combined

ASSETS
Current assets:
Cash and cash equivalents	$44,682	$21,544		$(21,544)		$(17,507	)(b)	$27,175
Short-term investments	—	6,889	(c)	(666	)(c)	—		6,223
Certificates of deposit – restricted	6,032	—		—		—		6,032
Marketable securities – restricted	84,271	—		—		1,250	(d)	85,521
Accounts receivable, net	100,829	32,313		(32,313)		—		100,829
Short-term workers’ compensation receivable, net	11,734	9,446		(9,446)		—		11,734
Deferred tax asset	2,410	2,583		(2,583)		—		2,410
Other current assets	8,281	2,154		(2,154)		—		8,281

Total current assets	258,239	74,929		(68,706)		(16,257)		248,205
Property and equipment, net	12,253	11,982		(11,982)		—		12,253
Long-term marketable securities – restricted	17,023	—		—		1,250	(d)	18,273
Long-term workers’ compensation receivable, net	12,621	4,379		(4,379)		—		12,621
Intangible assets, net	7,128	—		—		35,007	(d)	42,135
Goodwill	8,692	20,240		(20,240)		—		8,692
Other assets	5,608	366		(366)		—		5,608

Total assets	$321,564	$111,896		$(105,673)		$20,000		$347,787

LIABILITIES
Current liabilities:
Accrued payroll and payroll taxes	$119,432	$33,147		$(33,147)		$—		$119,432
Accrued insurance premiums, health and workers’ compensation insurance reserves	32,071	—		—		—		32,071
Revolving credit facility	—	—		—		20,000	(b)	20,000
Notes and accrued interest payable to stockholders	—	11,883		(11,883)		—		—
Customer deposits and prepayments	9,336	—		—		—		9,336
Accounts payable and other accrued liabilities	4,307	35,796	(c)	(29,573	)(c)	—		10,530
Income taxes payable	1,833	—		—		—		1,833
Dividends payable	1,161	—		—		—		1,161
Amounts due to shareholders	—	786		(786)		—		—
Current portion – capital lease obligations	—	244		(244)		—		—

Total current liabilities	168,140	81,856		(75,633)		20,000		194,363
Long-term accrued health and workers’ compensation insurance reserves	59,280	—		—		—		59,280
Deferred tax liability	296	—		—		—		296
Capital lease obligations, less current portion	—	175		(175)		—		—
Other long-term liabilities	914	5,964		(5,964)		—		914

Total liabilities	$228,630	$87,995		$(81,772)		$20,000		$254,853

See notes to unaudited pro forma combined balance sheet.

GEVITY HR, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEET — (Continued)

As of December 31, 2003
(in $000’s, except share and per share data)

	Historical		Pro Forma Adjustments

	Gevity	EPIX	Disposition(a)	EPIX Acquisition	Pro Forma Combined

PREFERRED STOCK AND SHAREHOLDERS’ EQUITY
Series A convertible, redeemable preferred stock, $.01 par value, ($30,000 liquidation preference) 30,000 shares authorized, issued and outstanding, net	$554	$—	$—	$—	$554

Series D convertible redeemable preferred stock, $1,000 par value ($12,000 liquidation preference); 12,000 shares authorized, issued and outstanding, including accumulated dividends of $1,933	—	13,933	(13,933)	—	—

Shareholders’ equity:
Series C Preferred stock, 1,281,500 shares issued and outstanding	—	1,282	(1,282)	—	—
13% cumulative junior series preferred stock; 2,150,893 shares issued and outstanding, including accumulated dividends of $13,950	—	34,664	(34,664)	—	—
Common stock, $.01 par value; 100,000,000 shares authorized; 22,251,477 shares issued	223	—	—	—	223
Common stock, $1 par value; 20,000,000 shares authorized; 6,281,787 shares issued and outstanding	—	6,282	(6,282)	—	—
Additional paid in capital	78,715	6,162	(6,162)	—	78,715
Retained earnings (accumulated deficit)	29,734	(37,693)	37,693	—	29,734
Less:
Notes receivable from stockholders	—	(451)	451	—	—
Treasury stock (3,062,751 and 3,220,283 shares at cost, respectively)	(16,292)	(278)	278	—	(16,292)

Total shareholders’ equity	92,380	9,968	(9,968)	—	92,380

Total liabilities, preferred stock and shareholders’ equity	$321,564	$111,896	$(105,673)	$20,000	$347,787

See notes to unaudited pro forma combined balance sheet.

GEVITY HR, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

(in $000’s)

(a)	On March 26, 2004, we acquired the client portfolio of EPIX. The transaction was accomplished by an assignment by EPIX to us of all of its client service agreements, which covered approximately 2,000 clients and approximately 30,000 client employees. We also assumed certain employee benefit plans of EPIX (see note d below). As part of the transaction, no additional assets or liabilities of EPIX were acquired or assumed by us. This adjustment reflects the elimination of the assets, liabilities and shareholders’ equity of EPIX that we did not acquire. Subsequent to the sale EPIX intends to discontinue its operations.

(b)	Following are the sources of funds used to fund the EPIX acquisition:

Cash on hand	$17,507
Borrowing under new revolving credit facility	20,000

Net cash used to fund the EPIX acquisition	$37,507

(c)	We assumed certain employee benefit plans of EPIX. Included in such benefit plans is a nonqualified deferred compensation plan under Section 402 of the Internal Revenue Code. All plan assets are held in a fully funded Rabbi trust. The assets held by the Rabbi trust are trading securities and are included in short-term investments in the accompanying consolidated balance sheet. The deferred compensation obligation is included in accounts payable and other accrued liabilities in the accompanying balance sheet. As of December 31, 2003, the assets in the Rabbi trust and the corresponding liability were $6,223. The pro forma adjustments eliminate all items not related to the deferred compensation plan that we acquired in the EPIX acquisition.

(d)	The EPIX acquisition will be accounted for under the purchase method of accounting. Accordingly, the total purchase price will be allocated to the assets acquired based upon their respective estimated fair values. A preliminary allocation of the purchase price has been made to major categories of assets in the unaudited pro forma combined balance sheet based on our preliminary valuation. The final allocation of the purchase price may result in significant differences from the pro forma amounts included herein. The final valuation and purchase price allocation is expected to be completed by June 30, 2004.

The following sets forth the components of the purchase price for the EPIX acquisition and the excess purchase price over the estimated fair value of net assets acquired:

Purchase of EPIX client portfolio	$33,500
Amounts held in escrow under indemnification arrangements	2,500
Payment of transaction costs	1,507

Total purchase price	$37,507
Less: estimated fair value of net assets acquired (see table below)	37,507

Excess purchase price over estimated fair value of assets acquired	$—

Amounts held in escrow under indemnification arrangements and not previously released to us or the subject of a pending claim by us will be released to EPIX on March 26, 2005 (up to $1,250 plus investment income earned) with the remaining amount, if any, released to EPIX on March 26, 2006.

Our preliminary allocation of the purchase price to the assets acquired in the EPIX acquisition is as follows:

Marketable securities — restricted	$2,500
Other intangible assets	35,007

Estimated fair value of net assets acquired	$37,507

GEVITY HR, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2003
(in $000’s, except share and per share data)

	Historical		Pro Forma Adjustments

	Gevity	EPIX	Dispositions(a)		EPIX Acquisition		Pro Forma Combined

Revenues	$425,827	$137,142	$—		$—		$562,969
Cost of services	310,109	94,884	—		—		404,993

Gross profit	115,718	42,258	—		—		157,976

Operating expenses:
Salaries, wages and commissions	55,287	23,527	—		—		78,814
Other general and administrative	31,476	12,517	(2,183	)(b)	—		41,810
Depreciation and amortization	7,370	3,737	(3,737	)(c)	7,001	(f)	14,371

Total operating expenses	94,133	39,781	(5,920)		7,001		134,995

Operating income (loss)	21,585	2,477	5,920		(7,001)		22,981
Interest income	1,528	186	(186	)(d)	—		1,528
Interest expense	(13)	(2,087)	2,087	(e)	(620	)(g)	(633)
Other expense, net	(128)	(1,243)	—		456	(h)	(915)

Income (loss) before income taxes	$22,972	$(667)	$7,821		$(7,165)		$22,961

See notes to unaudited pro forma combined statement of operations.

GEVITY HR, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2003
(in $000’s)

(a)	On March 26, 2004 we acquired the client portfolio of EPIX. The transaction was accomplished by an assignment by EPIX to us of all of its client service agreements, which covered approximately 2,000 clients and approximately 30,000 client employees. We also assumed certain employee benefit plans of EPIX. As part of the transaction, no additional assets or liabilities of EPIX were acquired or assumed by us.

(b)	This adjustment represents the elimination of EPIX lease, rental and utilities expense because we did not acquire or assume obligations related to any tangible or real property in the EPIX acquisition.

(c)	This adjustment represents the elimination of EPIX depreciation expense because we did not acquire any tangible or real property in the EPIX acquisition.

(d)	This adjustment represents the elimination of EPIX interest income because we did not acquire any assets of EPIX other than the client portfolio of EPIX and the Rabbi trust.

(e)	This adjustment represents the elimination of EPIX interest expense because we did not assume any liabilities as a part of the EPIX acquisition except for the Rabbi trust.

(f)	This adjustment represents amortization of identifiable intangible assets acquired in the EPIX acquisition based upon our preliminary allocation of purchase price. The identifiable intangible assets total approximately $35,007 and are being amortized over a five-year period. In the preliminary determination of the lives of the acquired identifiable intangibles we considered the operating history of client service agreements and lives assigned to similar intangibles already recorded on our books.

(g)	This adjustment represents interest expense related to amounts we borrowed to finance the EPIX acquisition under our new revolving credit facility. The adjustment assumes $20,000 of borrowings for the acquisition at our weighted average borrowing rate under our new revolving credit facility of approximately 3.1%. The interest expense was calculated for the entire year.

(h)	This adjustment represents elimination of EPIX expense related to the forgiveness of debt and is not applicable to client service agreements acquired in the EPIX acquisition.